AMENDMENT NO. 2

PARTICIPATION AGREEMENT

The Participation Agreement (the “Agreement”), dated April 30, 2004, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation, and FIRST GREATWEST LIFE & ANNUITY INSURANCE COMPANY, a New York life insurance company (“FG-WL&A”), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an “Account,” and collectively, the “Accounts”); and as the principal underwriter of the Contracts (“UNDERWRITER”), is hereby amended as follows:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

AIM V.I. Basic Balanced Fund	AIM V.I. Government Securities Fund

AIM V.I. Basic Value Fund	AIM V.I. High Yield Fund

AIM V.I. Capital Appreciation Fund	AIM V.I. International Growth Fund

AIM V.I. Capital Development Fund	AIM V.L Large Cap Growth Fund

AIM V.I. Core Equity Fund	AIM V.I. Leisure Fund

AIM V.I. Diversified Income Fund	AIM V.I. Mid Cap Core Equity Fund

AIM V.I. Dynamics Fund	AIM V.I. Money Market Fund

AIM V.I. Financial Services Fund	AIM V.I. Small Cap Equity Fund

AIM V.I. Global Health Care Fund	AIM V.I. Technology Fund

AIM V.I. Global Real Estate Fund	AIM V.I. Utilities Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

CONTRACTS	FORM NUMBERS

Charles Schwab & Co., Inc.	J434 NY
Schwab Variable Annuity

Charles Schwab & Co., Inc.	J444 NY

Schwab Variable Annuity

COLI VUL-2 Series Account	J355 NY
COLI VUL-4 Series Account	J500NY

All other terms and provisions of the Agreement not amended shall remain in full force and effect.

Effective date: Feb. 20, 2008.

AIM VARIABLE INSURANCE FUNDS

Attest:	/s/ Peter Davidson	By:	/s/ Carolyn Gibbs
Name:	Peter Davidson	Name:	Carolyn Gibbs
Title:	Assistant Secretary	Title:	Assistant Vice President

AIM DISTRIBUTORS, INC.

Attest:	/s/ Peter Davidson	By:	/s/ John Cooper
Name:	Peter Davidson	Name:	John Cooper
Title:	Assistant Secretary	Title:	President

FIRST GREAT-WEST LIFE & ANNUITY
INSURANCE COMPANY

Attest:	/s/ Nancy Trammell	By:	/s/ Chris Bergeon
Name:	Nancy Trammell	Name:	Chris Bergeon
Title:	Director	Title:	2-20-08